Exhibit 99

Granite City Food & Brewery® Reports 11.8% Increase in Revenue in Second Quarter 2013

Cadillac Ranch and New Granite City Locations Continue to Spur Sales Growth

MINNEAPOLIS August 14, 2013 — Granite City Food & Brewery Ltd. (OTCQB: GCFB), a casual dining restaurant group, today reported results for the second quarter ended July 2, 2013.

Highlights were as follows:

•	Total restaurant sales increased 11.8% to $34.0 million for the second quarter of 2013 from $30.4 million in the second quarter of 2012
•	Total restaurant sales increased 16.9% to $68.9 million for the first half of 2013 from $59.0 million in the first half of 2012
•	Same store sales increased 2.1% in the second quarter of 2013 over the second quarter of 2012
•	Same store sales increased 2.5% in the first half of 2013 over the first half of 2012
•	Company recorded approximately $2.3 million in Adjusted EBITDA in the second quarter of 2013 compared to $1.9 million in the second quarter of 2012
•	Company recorded approximately $4.5 million in Adjusted EBITDA in the first half of 2013 compared to $3.5 million in the first half of 2012

“We incorporated a variety changes to our menu during the second quarter which caused some increases in our labor and food costs as the staff adjusted to the enhanced menu,” commented Rob Doran, CEO.  “That said, we performed strongly as a company, our Troy and Franklin prototypes continued to perform very well, and we increased our EBITDA on a quarter over quarter basis.  During the quarter we also completed the construction of our downtown Indianapolis restaurant that recently opened in July 2013.  We feel the team is well positioned and we look forward to future restaurant openings including the upcoming new restaurant in Lyndhurst, Ohio later this fall.”

Second Quarter 2013 Financial Results

Total revenue for second quarter 2013 increased by 11.8% to $34.0 million compared to $30.4 million for the second quarter of 2012.  This increase was the result of three additional locations in operation in the second quarter of 2013 compared to that of 2012.  Comparable restaurant revenue, which includes restaurants which we have operated for over 18 months, increased 2.1%.  Total cost of sales before occupancy was $25.5 million in the second quarter of 2013 or 75.1% of revenue compared to prior year second quarter cost of sales before occupancy of $22.7 million or 74.8% of revenue.

General and administrative expenses were $2.4 million or 6.9% of revenue for the second quarter of 2013 compared to $2.4 million or 7.8% of revenue for the second quarter of 2012.  This decrease in general and administrative expense as a percent of revenue was primarily attributable to the larger sales base associated with our additional restaurants in the second quarter of 2013.  We believe that the benefit of restaurant, menu and food upgrades, and future restaurant unit growth will help to further reduce general and administrative expenses as a percentage of revenue.

The net loss for the second quarter of 2013 was $0.5 million compared to a net loss of $1.0 million in the second quarter of 2012.  Net loss per share available to common shareholders was $(0.09) and $(0.25) for the second quarters of 2013 and 2012, respectively.  Net loss per share available to common shareholders in the second quarters of 2013 and 2012 included $(0.02) and $(0.04) attributable to a declared dividend on preferred stock, respectively.  Weighted average shares outstanding in the second quarters of 2013 and 2012 were 8.2 million and 4.9 million, respectively.

Year-to-Date 2013 Financial Results

Total revenue for first half 2013 increased by 16.9% to $68.9 million compared to $59.0 million for the first half of 2012.  This increase was the result of an additional fiscal week in the first quarter of 2013 and three additional locations in operation in the first half of 2013 compared to that of 2012.  Comparable restaurant revenue, which includes restaurants which we have operated for over 18 months, increased 2.5%.  Total cost of sales before occupancy was $51.8 million in the first half of 2013 or 75.2% of revenue compared to prior year first half cost of sales before occupancy of $44.0 million or 74.6% of revenue.

General and administrative expenses were $5.1 million or 7.4% of revenue for the first half of 2013 compared to $4.9 million or 8.3% of revenue for the first half of 2012.  This decrease in general and administrative expense as a percent of revenue was primarily attributable to the larger sales base associated with the additional fiscal week in the first quarter and additional restaurants in the first half of 2013.

The net loss for the first half of 2013 was $1.0 million compared to a net loss of $2.2 million in the first half of 2012.  Net loss per share available to common shareholders was $(0.17) and $(0.55) for the first half of 2013 and 2012, respectively.  Net loss per share available to common shareholders in the first half of 2013 and 2012 included $(0.05) and $(0.08) attributable to a declared dividend on preferred stock, respectively.  Weighted average shares outstanding in the first half of 2013 and 2012 were 8.1 million and 4.8 million, respectively.

Outlook

Guidance for fiscal year 2013 is as follows:

•                  Net sales are anticipated to be between $130 million and $140 million.

•                  Adjusted EBITDA is expected to be between $8.5 million and $9.5 million. As the reconciliation tables below indicate, we derive EBITDA by adding back the following items to operating loss: net interest expense, disposal and exit activities and any related gain or (loss), depreciation and amortization, acquisition cost, pre-opening costs, termination costs, property write-off costs, non cash compensation and any provision for income taxes.  Since the company has many capital leases, we further reduce EBITDA for the difference between the fixed rent recorded and the actual amount paid for rent expense to generate Adjusted EBITDA.

Second Quarter 2013 Conference Call

The company will host a conference call to discuss its second quarter financial results on Thursday, August 15, 2013 at 9:30 a.m. Central Time.  The call may be accessed by calling 1-800-925-5203 and referencing code 21670680.  A replay of the call will be available for 30 days and may be accessed by calling 1-800-633-8625 and entering replay code 21670680.

About Granite City

Granite City Food & Brewery Ltd. develops and operates two casual dining concepts:  Granite City Food & Brewery and Cadillac Ranch All American Bar & Grill.  Granite City Food & Brewery is a polished casual American restaurant that features a great dining experience with affordable, high-quality menu items prepared from made-from-scratch recipes, served in generous portions.  There is a brewery onsite, serving hand-crafted and micro brews.  Granite City opened its first restaurant in 1999 and is expanding nationwide; there are currently 29 Granite City restaurants in 13 states.  Cadillac Ranch restaurants feature freshly prepared, authentic, All-American cuisine in a fun, dynamic environment.  Its patrons enjoy a warm, Rock N’ Roll inspired atmosphere, with plenty of room for friends, music and dancing.  The Cadillac Ranch menu is diverse with offerings ranging from homemade meatloaf to pasta dishes, all freshly prepared using quality ingredients.  The Company purchased its first Cadillac Ranch in November 2011 and has since purchased five additional Cadillac Ranch restaurants along with its intellectual property.  The Company currently operates six Cadillac Ranch restaurants in five states.  Additional information about Granite City Food & Brewery can be found at www.gcfb.com.

Forward-Looking Statements, Non-GAAP Financial Measurements and Adjusted Financial Measures

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, and the risks and uncertainties described in the Cautionary Statement filed as Exhibit 99 to our Quarterly Report on 10-Q filed with the Securities and Exchange Commission on May 17, 2013.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO, company-wide EBITDA and adjusted EBITDA.  As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, retail, labor and direct restaurant operating expenses.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating income (loss) with the add-back of depreciation and amortization, net loss (gain) on disposal of assets and exit or disposal costs. We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  As compared to the nearest GAAP measurement for our company, adjusted EBITDA represents operating income (loss) with the add-back of net interest expense, disposal and exit activities and any related gain or (loss), depreciation and amortization, acquisition cost, pre-opening costs, termination costs, property write-off costs, non cash compensation and any provision for income taxes, and further adjusts for the difference between the amount of fixed rent recorded on the statements of operations and the actual amount paid for rent expense.  We use adjusted EBITDA as a way to measure our overall internal operational performance without restaurant openings and/or closings and as a means of evaluating our restaurants’ financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO, company-wide EBITDA and adjusted EBITDA for the second quarter and first half of 2013 and 2012 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that we have operated for more than 18 months, and our new restaurants which are those restaurants that we have operated for 18 months or less.  The contributions of these groups of restaurants to company-wide performance are set forth herein.

Contacts:	Robert J. Doran	James G. Gilbertson

	Chief Executive Officer	Chief Financial Officer

	(952) 697-2393	(952) 215-0676

Granite City Food & Brewery Ltd.

Condensed Consolidated Statements of Operations

	Thirteen Weeks Ended		27 Weeks Ended	26 Weeks Ended
	July 2, 2013	June 26, 2012	July 2, 2013	June 26, 2012

Restaurant revenue	$33,955,331	$30,367,622	$68,916,785	$58,937,622

Cost of sales:
Food, beverage and retail	9,235,029	8,293,977	18,773,466	15,915,630
Labor	11,127,070	10,070,410	22,423,503	19,447,843
Direct restaurant operating	5,143,196	4,362,374	10,636,006	8,590,992
Occupancy	2,787,203	2,407,698	5,461,780	4,778,200
Total cost of sales and occupancy	28,292,499	25,134,459	57,294,755	48,732,665

General and administrative	2,353,387	2,362,852	5,104,508	4,891,546
Depreciation and amortization	2,001,162	1,804,163	3,952,805	3,573,294
Pre-opening	185,631	514,342	623,966	748,831
Acquisition costs	44,491	120,505	76,059	485,185
Loss on disposal of assets	244,640	195,435	300,406	223,313
Exit or disposal activities	15,287	16,390	32,075	33,275
Total costs and expenses	33,137,098	30,148,146	67,384,574	58,688,109
Operating income	818,233	219,476	1,532,211	249,513

Interest:
Income	—	9	—	32
Expense	(1,314,803)	(1,247,569)	(2,507,566)	(2,488,940)
Net interest expense	(1,314,803)	(1,247,560)	(2,507,566)	(2,488,908)
Net loss	$(496,570)	$(1,028,084)	$(975,355)	$(2,239,395)

Loss per common share, basic	$(0.09)	$(0.25)	$(0.17)	$(0.55)

Weighted average shares outstanding, basic	8,150,419	4,864,987	8,123,609	4,808,648

Selected Balance Sheet Information

	July 2, 2013	December 25, 2012

Cash	$862,072	$2,566,034
Current assets, including cash	$5,717,537	$5,905,523
Total assets	$72,415,747	$71,766,785
Current liabilities	$13,220,023	$14,811,246
Total liabilities	$72,003,544	$70,258,483
Shareholders’ equity	$412,203	$1,508,302

Non-GAAP Reconciliations Q2 2013 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$24,980,168	100%	$8,975,163	100%	$33,955,331	100%

Cost of sales:
Food, beverage and retail	6,812,909	27.3%	2,422,120	27.0%	9,235,029	27.2%
Labor	8,455,901	33.9%	2,671,169	29.8%	11,127,070	32.8%
Direct restaurant operating expenses	3,656,385	14.6%	1,486,811	16.6%	5,143,196	15.1%

Restaurant-level IBO*	$6,054,973	24.2%	$2,395,063	26.7%	$8,450,036	24.9%

Occupancy					2,787,203	8.2%
General and administrative					2,353,387
Pre-opening					185,631
Acquisition costs					44,491

Company-wide EBITDA*					3,079,324	9.1%

Depreciation and amortization					2,001,162
Exit or disposal activities, other					259,929

Operating loss					818,233

Interest:
Income					—
Expense					(1,314,803)
Net interest expense					(1,314,803)

Net loss					$(496,570)

Non-GAAP Reconciliations Q2 2013 Adjusted EBITDA

Net loss	$(496,570)

Net interest expense	1,314,803
Exit or disposal activities, other	259,927
Depreciation and amortization	2,001,162
Acquisition costs	44,491
Pre-opening	185,631
Termination/contract negotiation/property write-off costs	20,438
Share-based compensation	33,739
Lease adjustment	(1,109,840)

Adjusted EBITDA*	$2,253,781

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$24,388,304	100%	$5,979,318	100%	$30,367,622	100%

Cost of sales:
Food, beverage and retail	6,654,026	27.3%	1,639,951	27.4%	8,293,977	27.3%
Labor	8,244,964	33.8%	1,825,446	30.5%	10,070,410	33.2%
Direct restaurant operating expenses	3,433,576	14.1%	928,798	15.5%	4,362,374	14.4%

Restaurant-level IBO*	$6,055,738	24.8%	$1,585,123	26.5%	$7,640,861	25.2%

Occupancy					2,407,698	7.9%
General and administrative					2,362,852
Pre-opening					514,342
Acquisition costs					120,505

Company-wide EBITDA*					2,235,464	7.4%

Depreciation and amortization					1,804,163
Exit or disposal activities, other					211,825

Operating loss					219,476

Interest:
Income					9
Expense					(1,247,569)
Net interest expense					(1,247,560)

Net loss					$(1,028,084)

Non-GAAP Reconciliations Q2 2012 Adjusted EBITDA

Net loss	$(1,028,084)

Net interest expense	1,247,560
Exit or disposal activities, other	211,825
Depreciation and amortization	1,804,163
Acquisition costs	120,505
Pre-opening	514,342
Share-based compensation	65,625
Lease adjustment	(1,012,577)

Adjusted EBITDA*	$1,923,359

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 YTD 2013 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$51,002,615	100%	$17,914,170	100%	$68,916,785	100%

Cost of sales:
Food, beverage and retail	13,918,504	27.3%	4,854,962	27.1%	18,773,466	27.2%
Labor	17,159,669	33.6%	5,263,834	29.4%	22,423,503	32.5%
Direct restaurant operating expenses	7,622,941	14.9%	3,013,065	16.8%	10,636,006	15.4%

Restaurant-level IBO*	$12,301,501	24.1%	$4,782,309	26.7%	$17,083,810	24.8%

Occupancy					5,461,780	7.9%
General and administrative					5,104,508
Pre-opening					623,966
Acquisition costs					76,059

Company-wide EBITDA*					5,817,497	8.4%

Depreciation and amortization					3,952,805
Exit or disposal activities, other					332,481

Operating loss					1,532,211

Interest:
Income					—
Expense					(2,507,566)
Net interest expense					(2,507,566)

Net loss					$(975,355)

Non-GAAP Reconciliations Q2 YTD 2013 Adjusted EBITDA

Net loss	$(975,355)

Net interest expense	2,507,566
Exit or disposal activities, other	332,481
Depreciation and amortization	3,952,805
Acquisition costs	76,059
Pre-opening	623,966
Termination/contract negotiation/property write-off costs	126,603
Share-based compensation	78,820
Lease adjustment	(2,227,974)

Adjusted EBITDA*	$4,494,971

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q2 YTD 2012 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$47,917,628	100%	$11,019,994	100%	$58,937,622	100%

Cost of sales:
Food, beverage and retail	12,964,962	27.1%	2,950,668	26.8%	15,915,630	27.0%
Labor	16,380,980	34.2%	3,066,863	27.8%	19,447,843	33.0%
Direct restaurant operating expenses	6,888,088	14.4%	1,702,904	15.5%	8,590,992	14.6%

Restaurant-level IBO*	$11,683,598	24.4%	$3,299,559	29.9%	$14,983,157	25.4%

Occupancy					4,778,200	8.1%
General and administrative					4,891,546
Pre-opening					748,831
Acquisition costs					485,185

Company-wide EBITDA*					4,079,395	6.9%

Depreciation and amortization					3,573,294
Exit or disposal activities, other					256,588

Operating loss					249,513

Interest:
Income					32
Expense					(2,488,940)
Net interest expense					(2,488,908)

Net loss					$(2,239,395)

Non-GAAP Reconciliations Q2 YTD 2012 Adjusted EBITDA

Net loss	$(2,239,395)

Net interest expense	2,488,908
Exit or disposal activities, other	256,588
Depreciation and amortization	3,573,294
Acquisition costs	485,185
Pre-opening	748,831
Share-based compensation	146,676
Lease adjustment	(1,967,556)

Adjusted EBITDA*	$3,492,531

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.